UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

CTI Industries Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CTI INDUSTRIES CORPORATION

22160 North Pepper Road

Lake Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON JUNE 2, 2017

To:	Shareholders of CTI Industries Corporation

The annual meeting of the shareholders of CTI Industries Corporation will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on Friday, June 2, 2017, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect 6 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

2.	To ratify the appointment of Plante & Moran, PLLC as auditors of the Corporation for 2017 (Item No. 2 on proxy card);

3.	To transact such other business as may properly come before the meeting.

The close of business on April 18, 2017, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 28, 2017	/s/Stephen M. Merrick
Stephen M. Merrick, President

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope or you may submit your proxy via the Internet or by using the toll-free number provided on your proxy card. Your proxy may be revoked by you at any time before it has been voted.

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CTI INDUSTRIES CORPORATION

22160 North Pepper Road

Lake Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

The Board of Directors of CTI Industries Corporation (the “Company”) is furnishing this Proxy Statement for the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of the Company to be held at 9:00 a.m. Central Time on June 2, 2017, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. The proxy materials are being mailed on April 28, 2017 to shareholders of record on April 18, 2017. This proxy statement has been posted on the Internet and may be viewed at www.proxyvote.com.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to either (i) vote by completing and mailing the proxy card enclosed with the Proxy Materials as soon as possible, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote by telephone by using the toll-free number on the proxy card. If you elect to vote using the proxy card please indicate on the card how you wish to vote, sign and send it in the enclosed envelope. If you do return the proxy card and do not indicate how you wish to vote, your proxy card will be voted as recommended by the Board of Directors.

Quorum and Voting

Only shareholders of record at the close of business on April 18, 2017, are entitled to vote at the Annual Meeting. On that date, there were 3,525,227 shares of Common Stock outstanding. Each share has one vote. A simple majority of the issued and outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting, but in no event shall a quorum consist of less than one-third of the votes of the shares entitled to vote. Six directors will be elected by the Company's Common Shareholders at this meeting. Common Stock does not possess cumulative voting rights. The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting at which a quorum is present. The ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

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If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, and “FOR” the appointment of the Company’s independent registered public accounting firm.

A shareholder submitting a proxy prior to the annual meeting may revoke the proxy at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the annual meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy will have full discretionary authority to vote.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

AND SIGNIFICANT SHAREHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of April 18, 2017. In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

The amounts and percentage of stock beneficially owned are reported based on regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 18, 2017. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which he has no economic interest. The percentage of Common Stock beneficially owned is based on 3,525,227 shares of Common Stock outstanding as of April 18, 2017.

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	Amount of		Percent of
Name and Address	Beneficial		Common
of Beneficial Owner (1)	Ownership (2)		Stock
Stephen M. Merrick	828,800	(3)	23.5%
John H. Schwan	824,716	(4)	23.4%
Timothy Patterson	36,573	(5)	*
Samuel Komar	15,825	(6)	*
Bret Tayne	18,666	(7)	*
6834 N. Kostner Avenue
Lincolnwood, IL 60712
Stanley M. Brown	8,163	(8)	*
1321 Wellington
Chicago, IL 60657
Jana Schwan	15,562	(9)	*
John Collins	8,725	(10)	*
262 Pine Street
Deerfield, IL 60015
John M. Klimek	6,182	(11)	*
10 S. Riverside Plaza Suite 700
Chicago, IL 60606
All Current Directors and Executive Officers as a	1,763,212		50%
group (9 persons)

*Less than one percent

(1)	Except as otherwise indicated, the address of each shareholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010.

(2)	A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

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(3)	Includes 793,467 shares held in the name of The Merrick Company LLC of which Mr. Merrick is a principal owner and options to purchase 2,000 shares of Common Stock at $5.57 per share granted under the Company’s 2009 Stock Option Plan.

(4)	Includes options to purchase 2,000 shares of Common Stock at $5.57 per share granted under the Company’s 2009 Stock Option Plan.

(5)	Includes options to purchase 15,000 shares of Common Stock at $5.17 per share and options to purchase 725 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(6)	Includes options to purchase 12,000 shares of Common Stock at $5.17 per share and options to purchase 725 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(7)	Includes options to purchase 5,000 shares of Common Stock at $5.17 per share and options to purchase 725 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(8)	Includes options to purchase 1,000 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.

(9)	Includes options to purchase 11,000 shares of Common Stock at $5.17 per share and options to purchase 725 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(10)	Includes options to purchase 5,000 shares of Common Stock at $5.17 per share and options to purchase 725 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

(11)	Includes options to purchase 4,000 shares of Common Stock at $5.75 per share and options to purchase 725 shares of Common Stock at $5.06 per share granted under the Company’s 2009 Stock Option Plan.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Six directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2018. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE SIX NOMINEES FOR DIRECTOR NAMED IN PROPOSAL ONE.

Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of April 18, 2016. Messrs. Schwan, Merrick, Brown, Collins, Tayne, and Klimek are presently directors of the Company.

John H. Schwan, age 73, Chairman and Chief Executive Officer. Mr. Schwan has been an officer and director of the Company since January 1996. From January 1990 to March 2006, Mr. Schwan was principal owner and President of Rapak, L.L.C. From 1980 to 1990, Mr. Schwan was an owner and President of Packaging Systems Inc. Mr. Schwan has over 40 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army from 1966 to 1972, 1st Air Cavalry Division in Vietnam from 1968 to 1969 and was awarded the Combat Infantry Badge, Air Medal, two Bronze Stars with a V for valor and a purple heart. Mr. Schwan is currently serving on the boards of Leave No Veteran Behind, Pritzker Military Library and Armed Forces Council of Chicago. Mr. Schwan has a BA Degree from North Park University Chicago, Illinois.

Stephen M. Merrick, age 75, President. Mr. Merrick has been an officer of the Company since January 1996 and a director of the Company for more than 35 years. In October 1999, Mr. Merrick became Executive Vice President of the Company and served as the Chief Financial Officer of the Company from that time until October 2013. Mr. Merrick was appointed as President of the Company on September 24, 2012, and is the principal operating officer of the Company. Mr. Merrick is of Counsel to the law firm of Vanasco Genelly & Miller of Chicago, Illinois and has been engaged in the practice of law for more than 40 years. Mr. Merrick is also an officer and Director of Reliv International, Inc. (NASDAQ - RELV), a manufacturer and direct marketer of nutritional supplements and food products. Mr. Merrick received a BS Degree from Northwestern University in 1963 and a Juris Doctor Degree from Northwestern University School of Law in 1966. Mr. Merrick brings to the Company over 35 years of experience with the Company, 40 years of legal practice experience and an extensive background in general management and corporate finance.

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Stanley M. Brown, age 71, Director. Mr. Brown was appointed as a director of the Company in January 1996. During the period from January 1989 to February 2012, Mr. Brown was director of venture capital and private company investments for a private, Chicago-based investment group, where he participated in investments, organization and management of several privately held businesses engaged in production, sales and services. Mr. Brown brings to the Board over 40 years of leadership and technical knowledge and experience, as well as over 20 years of management experience with production and service enterprises. From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving squadron command and the rank of Captain. He received a BA Degree from Fordham University and participated in post-graduate work in Naval architecture.

Bret Tayne, age 58, Director. Mr. Tayne has been a director of the Company since 1997. He has been President of Intrepid Tool Industries, LLC, successor to Everede Tool Company, since January 1992. From 1988 to 1992, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company. Mr. Tayne received a BA Degree from Tufts University and an MBA from Northwestern University. Mr. Tayne brings over 20 years of general management, finance, sales, product, and marketing experience to the Company.

John I. Collins, age 57, Director. Mr. Collins has served as a director of the Company since 2004. From 2010 to the present, Mr. Collins has served as Senior Vice President, Strategy, and Risk Management for Alloya Corporate Federal Credit Union, a $3 billion wholesale financial institution serving over 1,600 credit unions nationally. From 2003 to 2009, he was Chief Administrative Officer of Members United Corporate Federal Credit Union and from 2001 to 2003 was Chief Financial Officer of Mid-States Corporate Federal Credit Union. From 1991 to 2001, he served as Executive Vice President/Chief Financial Officer of Great Lakes Credit Union with responsibility for accounting, finance, information systems, investment management, lending and credit cards operations. Mr. Collins received a BA Degree in Economics, English and History from Ripon College and an MBA in Finance and Management from Emory University. Mr. Collins brings to the Company expertise, training and more than 20 years of experience in accounting, corporate finance and corporate financial management.

John M. Klimek, age 58, Director. Mr. Klimek is the President of HFR Asset Management, LLC located in Chicago. HFR operates a hedge fund platform comprised of numerous managed accounts and fund-of-funds. Prior to joining HFR in 2004, Mr. Klimek was a partner with Merrick & Klimek, LLP and Fishman and Merrick, PC, both Chicago-based law firms specializing in corporate and securities law. Mr. Klimek brings strong financial, business and market acumen as well as compliance expertise and negotiating skills to the CTI Board. He holds a Juris Doctor and a BS Degree in Accountancy, both from the University of Illinois, Champaign-Urbana.

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Executive Officers Other Than Nominees

Samuel Komar, age 60, Vice President of Sales & Marketing. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Sales & Marketing in March of 2008. Mr. Komar has worked in sales and sales management for more than 25 years. Mr. Komar received a Bachelor of Science Degree in Business Administration and Marketing from Indiana University.

Timothy Patterson, age 56, Chief Financial Officer and Senior Vice President of Finance and Administration. Mr. Patterson has been employed by the Company since September, 2003. Mr. Patterson received a Bachelor of Science degree in finance from Northern Illinois University and an MBA from the University of Illinois at Chicago.

Jana Schwan, age 40, Vice President of Global Procurement.  Ms. Schwan has been employed by the Company in various operational, purchasing, and product development capacities since September 2002, and was named Vice President of Global Procurement in June 2012.

Jana Schwan is the daughter of John Schwan.

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CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Illinois Business Corporation Act and the Articles of Incorporation and By-laws of the Company, as amended. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman of the Board of Directors, the President and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

During 2016, the Board of Directors had six members. The Board met seven times during 2016. During 2016, no director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that each of Stanley M. Brown, Bret Tayne, John I. Collins, and John M. Klimek, presently directors of the Company, will be independent based upon the application of the rules and standards of the NASDAQ Stock Market.

Board Leadership Structure

John H. Schwan, Chief Executive Officer of the Company, has been appointed Chairman of the Board of Directors. In his role as Chairman, he presides over the meetings of the Board of Directors, communicates the decisions and directives of the Board to management and also engages in implementation of Board decisions and operations. Stephen M. Merrick, President of the Company, is also a member of the Board of Directors and provides leadership in the operations, finance, financial reporting, compliance and legal affairs of the Company, and in reporting financial and operational matters to the Board of Directors. The Board of Directors believes that this combination and allocation of roles between the two principal executive officers of the Company, each of whom are also members of the Board of Directors, provides the most efficient and effective leadership model for the Company, providing perspective and direction with regard to business strategies and plans to both the Board and management. The Company has no bylaw or policy in place that mandates that an officer serve as Chairman of the Board. The Board of Directors periodically evaluates its leadership structure.

John I. Collins has been designated as the lead independent director. Mr. Collins is responsible for (i) communicating regularly with the Chief Executive Officer, the President and other officers of the Company on behalf of the Board of Directors, and particularly the independent members of the Board of Directors, and (ii) calling separate meetings of the independent directors of the Company. During 2016, there were eight separate meetings of the independent directors. At such meetings, only independent directors are present and the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management.

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All members of the Company’s Audit, Compensation and Nominating and Governance Committees have been determined to be independent based on application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s President and its Chief Financial Officer. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through management and committee reports to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne (Chairman), Mr. Collins and Mr. Klimek. Each of the members of the Audit Committee is independent based on the application of the rules and standards of the NASDAQ Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Collins has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and meets the requirements for an audit committee expert as set forth in that item. The Audit Committee held five meetings during fiscal year 2016, including quarterly meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

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Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the Company’s independent registered public accounting firm, Plante & Moran, PLLC (“Plante & Moran”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Plante & Moran as the Company’s independent registered public accounting firm.

Bret Tayne, Audit Committee Chair

John I. Collins, Member

John M. Klimek, Member

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Compensation Committee

The Compensation Committee is composed of Stanley M. Brown (Chairman), John I. Collins and John M. Klimek. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the NASDAQ Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The Compensation Committee met two times during 2016.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of three directors, John Klimek (Chairman), Stanley Brown and Bret Tayne. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards for the NASDAQ Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies that are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.

While diversity is not a leading factor in the Nominating Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

The Nominating Committee did not meet in 2016. All of the independent directors of the Board of Directors participated in the nominating process and, in separate session, voted in favor of recommending to the Board of Directors the nomination of each of the nominees for election as directors.

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COMPENSATION OF DIRECTORS AND OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Principal Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Non-Equity
			Option	Incentive Plan	All other
Name/Title	Year	Salary	Awards	Compensation	compensation	Total
			(1)	(2)	(3,4,5)

John H. Schwan	2016	$203,000	$4,336	$18,768	$18,295	$244,399
Chief Executive Officer,	2015	$229,269	$3,010	$-	$36,157	$268,436
Chairman

Stephen M. Merrick	2016	$222,200	$4,336	$18,768	$-	$245,304
President	2015	$229,869	$3,010	$-	$-	$232,879

Samuel Komar	2016	$164,616	$2,782	$14,688	$6,445	$188,531
Vice President Sales &	2015	$165,046	$1,808	$14,080	$9,921	$190,855
Marketing

(1)	Reflects the compensation expense recognized in 2016 and 2015 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.
(2)	Amounts determined under the Company's incentive compensation program.
(3)	Amounts for 2016 and 2015 include matching 401(k) contributions for John H. Schwan of $5,355 and $21,195 and Samuel Komar of $4,776 and $8,252.
(4)	Amounts for 2016 and 2015 include country club dues for John H. Schwan of $12,940 and $14,962.
(5)	Amounts for 2016 and 2015 include life insurance premiums paid for Samuel Komar of $1,669 and $1,669.

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Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

The Company does not maintain employment agreements with any of the Named Executive Officers of the Company.

Information Relating to Cash Incentives

Effective April 1, 2007, the Board of Directors, on the recommendation of the Compensation Committee, adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and several other executive officers and managers may receive incentive compensation payments, determined on a quarterly and annual basis, based upon the income of the Company before provision for income tax or for incentive compensation if the net income exceeds a threshold amount of profit for any quarter of $100,000 and, for the year, of $250,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers who participate in the pool of incentive compensation based upon a percentage allocation recommended by the Compensation Committee and determined by the Board of Directors each year. Pool II covers other executives and managers who are selected to participate in proportions determined by management. Under the Plan, the award to each participant in Pool I represents a percent of income and the Pool II award, in the aggregate, represents a percent of income. The Compensation Committee recommends the amount of the incentive compensation awards which, in the aggregate, may not exceed sixteen percent of the net income of the Company (before provision for income tax or incentive compensation under the Plan). Further, the amount of incentive compensation to any participant may not exceed the annual base compensation of the participant. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the shareholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

In determining the executives who participate in the incentive compensation awards in Pool I each year, and the relative amount of the award to each participant, the Compensation Committee considers and takes into account (i) the position of the executive, (ii) the level of responsibility and authority of the executive, (iii) the performance of the executive, and (iv) the extent to which the executive is in a position to affect the financial results and profitability of the Company.

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Long-Term Equity Incentives

From time to time, upon the recommendation and action of the Compensation Committee and Board of Directors, stock options or grants under the 2009 Incentive Stock Plan may be awarded to officers, directors, or management personnel of the Company. At the Company’s Annual Meeting of Shareholders held in May 2009, the Company’s 2009 Incentive Stock Plan was approved by the shareholders.

Stock and option grants are determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined by taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive or director. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of the grant.

No stock options or grants were awarded or issued during 2016.

During 2015, the Company issued 49,000 stock options from the 2009 Plan, of which options to purchase 34,500 shares were issued to Named Executive Officers and options to purchase 14,500 shares were issued to independent directors.

All of the stock options issued under the 2009 Stock Option Plan were for a five-year term. The options become exercisable with respect to the following vesting table below:

Amount	Years After
Vesting	Grant Date

20%	0.5
20%	1.5
20%	2.5
20%	3.5
20%	4.5

Retirement Benefits

The Company maintains a 401(k) employee savings plan in which all salaried employees are eligible to participate. The plan is a tax qualified retirement plan.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the Plan and the Company will contribute a matching amount to the Plan each year. The federal statutory limit for eligible compensation in 2016 was $265,000. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the Plan. Under the terms of the Plan, the Company makes a matching contribution equal to 100% of employee contributions that do not exceed 1% of eligible compensation plus 50% of employee contributions between 1% and 5% of eligible compensation. The Company’s contributions to the 401(k) plan totaled approximately $78,000 in 2016, which is allocated to participants subject to the vesting requirements of the Plan.

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Outstanding Equity Awards

The following chart sets forth all outstanding equity awards to Named Executive Officers of the Company as of December 31, 2016. All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
John H. Schwan	2,000	8,000	$5.57	12/30/2020	(1)

Stephen M. Merrick	2,000	8,000	$5.57	12/30/2020	(1)

Samuel Komar	9,600	2,400	$5.17	11/30/2017	(2)
	725	2,900	$5.06	12/30/2020	(1)

(1)	The stock option granted vests in one-fifth increments on each of June 30, 2016, June 30, 2017, June 30, 2018, June 30, 2019, and June 30, 2020.
(2)	The stock option granted vests in one-fifth increments on each of May 30, 2013, May 30, 2014, May 30, 2015, May 30, 2016, and May 30, 2017.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans by security holders	359,817	$5.85	102,000	(1)

Equity compensation plans not approved by security holders	-	-	-

Total	359,817	$5.85	102,000

(1)	Includes 102,000 shares of common stock available for issuance under the Company’s 2009 Incentive Stock Plan.

Payments Upon Termination or Change of Control

The Company has no agreements with Named Executive Officers or other executives of the Company under which payments are to be made in the event of change of control of the Company or upon termination.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2016:

DIRECTOR COMPENSATION

	Director's	Option	All other
Name	Fees	Awards (1)	compensation		Total
Stanley M. Brown	$24,000	$5,217	$52,000	(2)	$81,217

Bret Tayne	$24,500	$2,249	$-		$26,749

John I. Collins	$25,000	$2,249	$-		$27,249

John M. Klimek	$23,250	$2,958	$-		$26,208

(1)	Reflects the compensation expense recognized in 2016 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.

(2)	Reflects consulting fees paid for services in connection with investor relations activities.

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Narrative Description of Director Compensation

Non-management members of the Board of Directors receive a monthly fee of $1,250 plus $500 for each meeting of the Board of Directors or any Committee of the Board attended.

Agreements Between Third Parties and Directors

There are no agreements or arrangements by which any directors or nominees are to receive compensation or other payments from third parties in return for serving on the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, the Company believes that during calendar year 2016, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were satisfied.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The Company will provide to any person without charge upon request a copy of the Code of Ethics. You may make such request by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

Stephen M. Merrick, President of the Company, is of counsel to a law firm from which the Company received legal services during the year. Mr. Merrick is both a director and a shareholder of the Company. Legal fees paid to this firm were $188,000 and $149,000 for the years ended December 31, 2016 and 2015, respectively.

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 During the period from January 2003 to the present, John H. Schwan, Chief Executive Officer of the Company, has made loans to the Company which have outstanding balances of $1,416,000 and $1,323,000 as of December 31, 2016 and 2015, respectively. During 2016 and 2015, interest expense to this individual on these outstanding loans was $93,000 and $87,000, respectively.

During 2010, two entities owned by officers and principal shareholders of the Company (John H. Schwan and Stephen M. Merrick) provided financing for Flexo Universal, the Company’s Mexico subsidiary, for the acquisition and construction of latex balloon production and related equipment. The entities included Venture Leasing L.L.C., (“VLUS”), an Illinois limited liability company which is 100% owned by an entity owned by Mr. Schwan and Mr. Merrick, and Venture Leasing Mexico S. A. de R. L (“VLM”), a Mexico company which is also owned 100% by entities owned by Mr. Schwan and Mr. Merrick. Title to the equipment remained in the name of VLM. VLM leased the equipment to Flexo Universal under a lease under which Flexo Universal paid to VLM rental payments at the rate of approximately $9,000 per month and had the right to purchase the equipment from VLM at the expiration of the lease at fair market value. During 2016, the lease expired and Flexo Universal purchased the equipment from VLM. The Company has not provided any guarantees related to VLUS or VLM and no creditors of the variable interest entities have recourse to the general credit of the Company as a result of including VLUS & VLM in the consolidated financial statements. The accounts of VLM and VLUS have been consolidated with the accounts of the Company for 2016 and 2015 and going forward.

John H. Schwan, Chief Executive Officer of the Company, through an investment entity, and Stephen M. Merrick, President of the Company, also through an investment entity, own, in aggregate, a 50% interest in Clever Container Company L.L.C., an Illinois limited liability company. The Company acquired a 28.5% interest in Clever Container from third parties in 2016. During 2016 and 2015, Clever Container purchased various products from the Company in the amount of $1,140,000 and $427,000, respectively. As of December 31, 2016 and 2015, the balance of accounts receivable from Clever Container to the Company were $538,000 and $466,000, respectively. During 2015 and 2016, the results of Clever Container were consolidated with the financial statements of the Company.

Relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants or have conflicts of interest are reviewed and approved by the Audit Committee. While the Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances, the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of matter. The Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

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PROPOSAL TWO – SELECTION OF AUDITORS

PLANTE & MORAN, PLLC

The Audit Committee and Board of Directors has selected and approved Plante & Moran, PLLC as the independent registered public accounting firm to audit our financial statements for 2017, subject to ratification by the shareholders at the annual meeting. It is expected that a representative of the firm of Plante & Moran will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2015, there were no disagreements with Plante & Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante & Moran, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2015, Plante & Moran has informed the Company that there have not been any reportable events.

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by Plante & Moran for the years ended December 31, 2016 and 2015:

	Dec. 31, 2016	Dec. 31, 2015
Audit Fees (1)	$307,246	$253,115
Other Audit Related Fees (2)	38,382	9,833
All Other Fees (3)	63,607	50,943
Total Fees	$409,235	$313,891

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity provided by Plante & Moran.

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

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All audits, tax and other services to be performed by Plante & Moran for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee of the Board of Directors considered the effect of Plante & Moran’s tax services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Plante & Moran was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

Shareholder Proposals for 2018 Proxy Statement

Under the Amended and Restated By-Laws and procedures established by the Securities and Exchange Commission, certain requirements exist for business to be brought by a shareholder at an annual meeting. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 120 days or more than 150 days prior to the one-year anniversary of the date of mailing proxies for the prior year’s annual meeting. Additionally, the Amended and Restated By-Laws provide the requirements for the calling of a special meeting, including setting of a demand record date, requiring the demand of shareholders holding no less than one-fifth of the issued and outstanding stock of the Company, and the agreement of such shareholders to pay the cost of preparing and mailing the costs of such meeting, including preparation of the proxy materials, except if all the proposed resolutions are adopted, the soliciting shareholders are not required to pay such costs. The Amended and Restated By-Laws include additional requirements for a shareholder to nominate a person as director, including notice requirements and information as to the nominee.

Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2018 Annual Meeting of Shareholders, which is tentatively scheduled to be held on June 1, 2018, should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no later than December 31, 2017. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

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Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Shareholder Communications

The Nominating and Governance Committee of our Board has established the following process for shareholders to communicate with the Board. Shareholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o CTI Industries Corporation, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholders and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from shareholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all shareholders correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

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Dated: April 28, 2017

BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Stephen M. Merrick
Stephen M. Merrick, President

A-23

CTI INDUSTRIES CORPORATION
ATTN: STEPHEN M. MERRICK
22160 NORTH PEPPER ROAD
LAKE BARRINGTON, IL 60010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 John H. Schwan   02 Stephen M. Merrick   03 Stanley M. Brown   04 Bret Tayne   05 John I. Collins
06 John M. Klimek

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal to ratify the appointment of Plante & Moran, PLLC as auditors of the Corporation for 2017.	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
3. In their discretion, on any and all other matters as may properly come before the meeting.	☐	☐	☐

NOTE: The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.
THIS PROXY, WHEN PROPERLY EXECUTED,WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE CONTRARY CHOICE,IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR ITEM 2, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3 ABOVE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000334654_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

REVOCABLE PROXY CTI INDUSTRIES CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON
JUNE 2, 2017
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John H. Schwan, Stephen M. Merrick or any of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of no par value common stock of CTI Industries Corporation (The "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, commencing Friday, June 2, 2017 at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

0000334654_2 R1.0.1.15

Continued and to be signed on reverse side